NCI Control Number: N02-CP-65500

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE: HHSN261200655000C
PAGE OF PAGES: 1 | 3

2. AMENDMENT/MODIFICATION NO.: 0027
3. EFFECTIVE: See Block 16C
4. REQUISITION/PURCHASE REQ. NO.: 2162076
5. PROJECT NO. *(If applicable)*:

6. ISSUED BY CODE
National Cancer Institute
Office of Acquisitions
Executive Plaza South, Suite 600, Room 6001
6120 Executive Blvd MSC 7193
Bethesda, Maryland 20892-7193

7. ADMINISTERED BY *(If other than Item 6)* CODE

8. NAME AND ADDRESS OF THE CONTRACTOR *(No., street, city, county, State and ZIP Code)*
SERACARE LIFE SCIENCES INCORPORATED:1107053
1935 AVENIDA DEL ORO STE F
OCEANSIDE, CA 920565825

(X) 9A. AMENDMENT OF SOLICITATION NO.
☐
9B. DATED *(SEE ITEM 11)*

☒ 10A. MODIFICATION OF CONTRACT/ORDER NO.
HHSN261200655000C
N02-CP-65500

10B. DATED *(SEE ITEM 13)*: **10/01/2005**

PLACE OF PERFORMANCE: **FREDERICK, MARYLAND US**

CODE | FACILITY CODE

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for the receipt of Offers ☐ is extended, ☐ is not extended.

Offerors must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ___ copies of the amendment; (b) By acknowledging receipt of this amendment of each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*
SOCC: **25.2E** TIN# LOC# **CAN1 18332857** **$97,586**
CAN2

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE

☐ A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: *(Specify authority)* THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

☐ B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES *(such as changes in paying office appropriation date, etc.)* SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

☐ C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

☒ D. OTHER *(Specify type of modification and authority)* **HHSAR 235.232-72 Incremental Funding; FAR 52.232-22 Limitation of Funds**

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return **2** copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

PURPOSE: 1) To obligate FY 11 funds in accordance with the Terms and Conditions of an incrementally funded, cost reimbursement, severable services contract.

	TOTAL FUNDS CURRENTLY OBLIGATED			TOTAL ESTIMATED COST		
	Cost	Fee	Total	Cost	Fee	Total
Prior to this Mod:	$12,862,288	$764,417	$13,626,705	$13,310,602	$791,982	$14,102,584
This Mod #27:	$ 92,055	$ 5,531	$ 97,586	$ -0-	$ -0-	$ -0-
Revised Total:	$12,954,343	$769,948	$13,724,291	$13,310,602	$791,982	$14,102,584

EXPIRATION DATE: September 30, 2011 (Unchanged) TOTAL CONTRACT AMOUNT: $14,102,584 (Unchanged)
FUNDED THROUGH: September 30, 2011 (Changed) TOTAL OBLIGATED AMOUNT: $13,724,291 (Changed)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*: Katheryn Shea, VP BioServices Operations

16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)*: **Lisa Coleman**

15B. CONTRACTOR/OFFEROR
BY [signature]
(Signature of person authorized to sign)

15C. DATE SIGNED: 7/1/11

16B. UNITED STATES OF AMERICA
BY [signature]
(Signature of Contracting Officer)

16C. DATE SIGNED: 7/1/11

NSN 7540-01-152-8070
Previous edition unusable

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

ARTICLE B.2. (PART I) ESTIMATED COST – INCREMENTALLY FUNDED CONTRACT (June 2010) paragraph c. is hereby revised to read as follows:

c. Total funds currently obligated and available for payment under this contract are $13,724,291.

ARTICLE B.2. (PART II) ESTIMATED COST AND FIXED FEE FOR AN INCREMENTALLY FUNDED, COST REIMBURSEMENT, SEVERABLE SERVICE CONTRACT paragraphs d. through f. are hereby revised to read as follows:

d. Prior to this modification, the total funds obligated under this contract was $13,626,705; of which $12,862,288 represented the estimated cost and $764,417 represented the fixed fee.

e. This Modification provides the next increment of funds. Total funds currently obligated to this contract are hereby increased by $97,586 from $13,626,705 to $13,724,291; of which $92,055 represents an increase to the estimated cost from $12,862,288 to $12,954,343; and of which $5,531 represents an increase to the fixed fee from $764,417 to $769,948. For further provisions on funding, see the LIMITATION OF FUNDS, INCREMENTAL FUNDING, ESTIMATED COST-INCREMENTALLY FUNDED CONTRACT, AND, LIMITATION OF GOVERNMENT'S OBLIGATION clauses referenced in ARTICLE I.3.

f. It is estimated that the amount currently obligated will cover performance of the contract through September 30, 2011.

ARTICLE G.9. ACCOUNTING and APPROPRIATION DATA IDENTIFICATION ON INVOICE SUBMITTAL is added as follows:

The Contractor agrees to add the CAN/Accounting and appropriation data (box 12 of the SF-30) to work invoiced under this modification, as specified below:

PERIOD OF FUNDS AVAILABILITY (Funds may be committed for 12 months after date of obligation, and, may be billed against commitments made within that 12 month period until expended)	**ACCOUNTING AND APPROPRIATION DATA**
Mod Execution Date through September 30, 2011	1-8332857 $97,586

ARTICLE I.3. - ADDITIONAL CONTRACT CLAUSES, the following contract clauses are hereby modified:

ARTICLE I.3., the following clauses are hereby modified; 352.232-70 Incremental Funding, 352.232-72, paragraph (a), as follows:

352.232-70 Incremental Funding

INCREMENTAL FUNDING (June 2010)

The Government intends to negotiate and award a cost-reimbursement contract using incremental funding as described in the clauses at FAR 52.232–22, "Limitation of Funds," and 352.232-7 1, "Estimated Cost – Incrementally Funded Contract." The initial obligation of funds under the contract is expected to cover performance through September 30, 2011. The Government intends to obligate additional funds up to and including the full estimated cost of the contract for the remaining period of performance by unilateral contract modification. However, the Government is not required to reimburse the Contractor for costs incurred in excess of the total amount obligated, nor is the Contractor required to perform beyond the level supported by the total amount obligated.

(End of provision)

352.232-72 Limitation of Government's Obligation.

LIMITATION OF GOVERNMENT'S OBLIGATION (June 2010)

(a) Contract Statement of Work is incrementally funded. For these items, the sum of **$13,724,291** of the total price is the amount currently obligated, available for payment, and allotted to this contract. A projected allotment schedule is set forth in paragraph (i) of this clause. However, the Government may at any time allot additional funds for the performance of these contract line items.

All other terms of the contract remain unchanged.

END OF MODIFICATION 27 OF CONTRACT NUMBER HHSN261200655000C